JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of January __, 2021 (this “Joinder”), is delivered in connection with the Payroll Support Program Extension Agreement, dated as of January __, 2021 (as amended from time to time, the “PSP2 Agreement”) between Alaska Airlines, Inc., an Alaska corporation, and the United States Department of the Treasury (“Treasury”). All capitalized terms not defined herein have the meanings set forth in the PSP Agreement.

1.Joinder as a Recipient. The undersigned hereby (a) agrees that it shall be deemed a Recipient under the PSP2 Agreement, (b) agrees to perform all of the obligations of a Recipient thereunder, and (c) agrees to comply with the terms thereof applicable to Recipients as if it were a signatory thereto.

2.Unconditional Joinder. The undersigned acknowledges that its obligations under this Joinder are unconditional.

3.Reliance. The undersigned hereby acknowledges that Treasury executed the PSP2 Agreement in reliance on this Joinder and may reduce the amount of Payroll Support thereunder if the undersigned does not comply with the terms of the PSP2 Agreement.

4.Incorporation by Reference. All terms and conditions of the PSP2 Agreement are hereby incorporated by reference into this Joinder as if set forth in full.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the date first written above.

HORIZON AIR INDUSTRIES, INC.

By:
Name: Joseph A. Sprague
Title: President